Exhibit 1

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and any subsequent amendments thereto, and have duly executed this joint filing agreement as of the date set forth below.

Date: December 13, 2021

NA 2021 GRAT

/s/ Sherif Abdou
Name: Sherif Abdou, M.D.
Title: Trustee

NA 2021 TRUST

/s/ Sherif Abdou
Name: Sherif Abdou, M.D.
Title: Trustee

NA CHARITABLE TRUST

/s/ Sherif Abdou
Name: Sherif Abdou, M.D.
Title: Trustee

SA 2021 GRAT

/s/ Sherif Abdou
Name: Sherif Abdou, M.D.
Title: Trustee

SA 2021 TRUST

/s/ Sherif Abdou
Name: Sherif Abdou, M.D.
Title: Trustee

SA CHARITABLE TRUST

/s/ Sherif Abdou
Name: Sherif Abdou, M.D.
Title: Trustee

/s/ Sherif Abdou
Sherif Abdou, M.D.